Business Update January 28, 2021

*As of January 28, 2021

Multifamily Collections Update As of January 28, the Company reports the following multifamily rental collections activity for 2020. 0 25 50 75 100 October November December 99% 99% 99% 99% Collected 99% Collected 99% Collected 100% Collected 1 Unadjusted for rent deferrals [1] [2] Percent of revenue billed includes recurring charges for base rent, operating expense escalations, pet, garage, parking and storage rent, as well as receivables from U.S. Government tenants, from which collection is reasonably assured. 2

0 25 50 75 100 October November December 97% 97% 97% Grocery Anchored Retail Collections Update As of January 28, the Company reports the following grocery anchored retail rental collections activity for 2020. 91% Collected 99% Collected 1 Unadjusted for rent deferrals 96% Collected 97% Collected [1] [2] Percent of revenue billed includes recurring charges for base rent, operating expense escalations, pet, garage, parking and storage rent, as well as receivables from U.S. Government tenants, from which collection is reasonably assured. 2

0 25 50 75 100 October November December 100% 100% 99% Office Collections Update As of January 28, the Company reports the following office rental collections activity for 2020. 100% Collected 100% Collected 1 Unadjusted for rent deferrals 100% Collected Collected 100% [1] [2] Percent of revenue billed includes recurring charges for base rent, operating expense escalations, pet, garage, parking and storage rent, as well as receivables from U.S. Government tenants, from which collection is reasonably assured. 2

Investor Resources Click icons below to access information electronically Q3 Investor Package Annual Report 2019 Investor Relations Website Executive Team Bios Investor Relations phone #: 770-635-1284 Email: investorrelations@pacapts.com 3284 Northside Pkwy, Suite 150 Atlanta, GA 30327 PACAPTS.COM Q4 2020 Earnings Call March 2, 2021 Click Here For Event Details